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Exhibit 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 13, 2006, relating to the consolidated financial statements of iLinc Communications, Inc., as of March 31, 2006 and for each of the two years then ended, included in the Annual Report on Form 10-K of iLinc Communications, Inc. and subsidiaries for the year ended March 31, 2007.

/s/ Epstein, Weber & Conover, PLC

Scottsdale, Arizona
December 6, 2007